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                   Baxter International Inc. and Subsidiaries

         Exhibit 11.1 - Computation of Primary Earnings per Common Share

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                                                           Three Months Ended   Nine Months Ended
                                                             September 30,          September 30,
(unaudited - in millions, except per share data)             1997      1996      1997      1996
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
EARNINGS
   Income from continuing operations applicable to
      common stock                                           $159      $137      $118      $417
   Income from discontinued operations                          0        40         0        94
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   Net income available for common stock                     $159      $177      $118      $511
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SHARES
   Weighted average number of common shares
      outstanding                                             280       273       277       272
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PRIMARY EARNINGS PER COMMON SHARE
   Income from continuing operations                        $0.57     $0.50     $0.43     $1.53
   Income from discontinued operations                       0.00      0.15      0.00      0.35
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   Net income                                               $0.57     $0.65     $0.43     $1.88
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